UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 19, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), acting through a subsidiary of its operating partnership, NorthStar Real Estate Income Operating Partnership II, LP (the “Operating Partnership”), completed the acquisition (the “Acquisition”) of 100% of the common equity interests in Mid-South Industrial REIT I, which owns a portfolio (the “Portfolio”) of 22 industrial properties, for an aggregate gross purchase price of approximately $317.5 million, from Mid-South Industrial, LP, an entity managed by an affiliate of Exeter Property Group (“Exeter”). NorthStar Income II invested approximately $85 million of equity, including closing costs, with proceeds from its ongoing initial public offering.
The Portfolio contains approximately 6.7 million square feet of industrial real estate and is located in seven states, with the largest concentrations in Indiana, Kentucky and Tennessee. As of March 31, 2015, the Portfolio was approximately 99% leased to 28 tenants with an average lease term of 3.9 years. In connection with the Acquisition, affiliates of NorthStar Income II entered into various agreements with affiliates of Exeter, a national operator of industrial real estate properties with over 85 million square feet of industrial real estate assets under management, pursuant to which Exeter manages the day-to-day operations of the Portfolio.
In connection with the Acquisition, on June 19, 2015, affiliates of NorthStar Income II (collectively, the “Borrower”) obtained 10-year senior debt financing with an aggregate principal amount of approximately $250 million and a fixed interest rate of 4.31% (the “Senior Borrowing”). The Senior Borrowing contains standard representations, warranties and covenants contained in transactions of this type. Although recourse for repayment of the Senior Borrowing is generally limited to the Borrower’s assets, the Operating Partnership provided a “non-recourse carveout” guaranty relating to certain obligations of the Borrower under the loan agreement and related documentation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On June 24, 2015, NorthStar Income II, through a subsidiary of its operating partnership, originated a $21.2 million senior mortgage loan (the “Senior Loan”) secured by 124-room select service hotel located in Gainesville, Florida (the “Property”). NorthStar Income II funded the Senior Loan with proceeds from its ongoing initial public offering.
The Property is centrally located in Downtown Gainesville’s Historic District, one mile east of the University of Florida and in close proximity to various leisure and tourist locations. Additionally, the Property features 1,700 square feet of meeting space across a variety of room types and benefits from the strength of Hilton's reservation network. The sponsor plans to invest an additional $1.5 million in property improvements to common areas, including upgrades to guestrooms, corridors, meeting rooms and retail space. The borrower is an affiliate of Ashford Hospitality Trust, Inc., a leading publicly-traded hospitality REIT with approximately $4.8 billion of assets under management across 85 hotels located in 21 states.
The Senior Loan bears interest at a floating rate of 4.5% over the one-month London Interbank Offered Rate. The Senior Loan was originated at a 0.50% discount and NorthStar Income II will earn an exit fee equal to 0.50% of the outstanding amount of the Senior Loan at the time of repayment. The Senior Loan is currently unlevered and NorthStar Income II intends to finance the Senior Loan with one of its credit facilities in the future.
The initial term of the Senior Loan is 36 months, with two 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Senior Loan may be prepaid during the first 18 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 18. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
The loan-to-value ratio (“LTV Ratio”) of the Senior Loan is approximately 78%. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the Property at the time of origination.

As of June 25, 2015, NorthStar Income II’s $947.5 million portfolio consists of 11 senior mortgage loans with a combined principal amount of $561.9 million, an industrial portfolio with an aggregate gross purchase price of approximately $317.5 million, a subordinate interest totaling $ 24.9 million and a portfolio of real estate private equity fund interests with a carrying value of $38.4 million.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of Exeter to successfully manage the Portfolio; the Borrowers’ ability to comply with the terms of the Senior Borrowing; the impact to NorthStar Income II of any actions taken by Exeter regarding the Portfolio; the ability of the borrower of the Senior Loan to comply with the terms, including financial and other covenants, of the loan agreement; the Senior Loan borrower's ability to complete planned capital improvements to the Property; whether the Property will continue to benefit from the strength of Hilton's reservation network; whether the Senior Loan borrower determines to extend the Senior Loan; NorthStar Income II’s ability to finance the Senior Loan on a credit facility; changes in market rates for commercial properties located in Gainesville, Florida; the impact of any losses from properties in the Portfolio on cash flow and returns; market rental rates and property level cash flow; the ability to renew leases on favorable terms and maintain occupancy; changes in market demand and rental rates for industrial properties; future property values; the impact of any losses from NorthStar Income II’s investments on cash flow and returns; changes in economic conditions generally and the real estate and debt markets specifically; availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: June 25, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary